Exhibit 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with this quarterly report on Form 10-Q of Eclipsys Corporation (the “Company”) for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, R. Andrew Eckert, President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 8, 2006

/s/ R. Andrew Eckert
R. Andrew Eckert
                        President and Chief Executive Officer